Exhibit 99.1

                 Navigant Consulting Announces Second
           Quarter 2003 and Year-to-Date Financial Results


    CHICAGO--(BUSINESS WIRE)--July 22, 2003--Navigant Consulting, Inc.
(NYSE:NCI):

    Second quarter and year-to-date highlights

    -- Quarterly revenues of $81.4 million, an increase of 33 percent compared to the second quarter of 2002, and EBITDA of $9.5 million, an increase of 108 percent compared to second quarter 2002.

    -- Second quarter EPS of $0.09 per share, up from $0.03 per share in the second quarter of 2002. EPS for the first six months of 2003 was $0.16 per share, an increase from $0.08 per share in the comparable 2002 period.

    Navigant Consulting, Inc. (NYSE:NCI), an independent consulting firm providing specialized professional services to assist clients in identifying practical solutions to the challenges of uncertainty and risk, today announced second quarter 2003 and six month year-to-date financial results.

    Financial Results

    Revenues for the second quarter of 2003 were $81.4 million, a 33 percent increase from $61.0 million in the second quarter of 2002, and up 10 percent from $73.8 million in the first quarter of 2003. Second quarter revenues in the Financial & Claims practice were $62.4 million, an increase of 49 percent from $42.0 million in the second quarter of 2002, and an increase of 10 percent from $56.5 million in the first quarter of 2003. In addition to solid growth in litigation support services, the Company's discovery services, government contracting and healthcare practices all benefited from continued momentum. Second quarter revenues in the Energy & Water practice were $19.1 million, consistent with revenues in the second quarter of 2002, and an increase of 10 percent from $17.3 million in the first quarter of 2003.
    EBITDA in the second quarter of 2003 was $9.5 million, an increase from $4.6 million in the second quarter of 2002, and an increase of 20 percent from $8.0 million in the first quarter of 2003. Second quarter 2003 diluted EPS was $0.09 per share, up from $0.08 per share in the first quarter of 2003, and an increase from $0.03 per share in the second quarter of 2002. Excluding stock-based compensation expense, net of tax, of $2.7 million, pro forma diluted EPS in the second quarter of 2003 was $0.15 per share, up from $0.10 per share in the first quarter of 2003, and an increase from $0.05 per share in the second quarter of 2002.

    Six-Month Financial Results

    Revenues for the six months ended June 30, 2003 were $155.2 million, a 28 percent increase compared to 2002 six-month revenues of $121.6 million. EBITDA for the six-month period was $17.5 million, up 79 percent from $9.8 million for the comparable 2002 period. EPS for the six months was $0.16 per share, compared to $0.08 per share for the same period in 2002.
    "The Company's first half performance reinforces our belief that we have a great opportunity to build a formidable independent specialty consulting firm," stated William M. Goodyear, Chairman and Chief Executive Officer of Navigant Consulting. "Companies are increasingly addressing the conflict restrictions arising from the implementation of the Sarbanes-Oxley Act of 2002, and we are favorably positioned and are benefiting from increased business opportunities."
    "Throughout the first six months, we have seen the positive results of our integration efforts, including the performance of our 2002 acquisitions, our re-branding initiative and the attractiveness of the Company's skill sets given the regulatory and business model stress in our key industry verticals," stated Mr. Goodyear. "We continue to see steady improvement in our profitability and we will continue to evaluate opportunities to further enhance margins for the remainder of the year."

    Business Metrics

    Company-wide utilization in the second quarter increased to 75 percent, up from 72 percent during the first quarter of 2003. Annualized revenue per consultant continued to improve, increasing to $341,000 from $302,000 in the first quarter of 2003, and up from $240,000 in the second quarter of 2002. Average billable consultant headcount for the 2003 second quarter was 940, compared to 977 for the 2003 first quarter. Annualized voluntary attrition year-to-date was
15.9 percent. The Company ended the quarter with $7.4 million in cash, and $8.5 million in borrowings under its $50.0 million unsecured revolving credit facility. Days sales outstanding as of June 30, 2003 were 77 days, consistent with March 31, 2003, and compared to 84 days as of June 30, 2002.

    Impact of Stock-based Compensation on Financial Results of
Operations and Guidance

    The Company's consolidated statements of operations include charges and credits that relate to certain of its stock-based compensation programs. In accordance with U.S. GAAP, certain of these costs are recognized on a fixed, straight-line basis over the vesting periods, while certain of the costs are recognized on a variable basis, wherein the Company records an expense (or credit) for the difference between the grant price and the quarter-end stock price. Because the variable portion of stock-based compensation cannot be reasonably predicted, the Company's guidance regarding future results excludes these amounts. The Company has presented a summary of the components of its stock-based compensation, and the impact on historic results, as well as the expected expense in future periods related to those components that are not subject to variable accounting. Pro forma EBITDA and pro forma net income per diluted share have been provided in addition to the results presented in accordance with U.S. GAAP. Management uses these measures internally to evaluate the Company's performance and to manage operations.

    Acquisition of T.A. Carlson & Company

    As previously announced, during the second quarter the Company acquired T.A. Carlson & Company. This practice of 10 professionals was integrated into the Company's existing Government Contracting team, expanding our service offerings to assist clients working in the complex, highly regulated government contracting environment.

    Webcast of the Company's Announcement of Second Quarter 2003
Results

    A live webcast of management's presentation of the Company's second quarter results will be available on the Company's website, www.navigantconsulting.com. To access the call, click the Investor Relations section and select Conference Calls. This webcast will be available until 5:00 p.m., ET, October 20, 2003.

    About Navigant Consulting

    Navigant Consulting, Inc. (NYSE:NCI) is a specialized independent consulting firm providing litigation, financial, restructuring, energy and operational consulting services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. "Navigant" is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI's use of "Navigant" is made under license from Navigant International, Inc. More information about Navigant Consulting can be obtained on the Company's website address, www.navigantconsulting.com.

    Except as set forth below, statements included in this press release, which are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipate," "believe," "intends," "estimates," "expect" and similar expressions. The Company cautions readers that forward-looking statements, including without limitation, those relating to the Company's future business prospects, revenues, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time to time in the Company's reports filed with the SEC. Such risk factors include, but are not limited to: acquisitions and acquisitions under consideration, follow-on offerings, revenues and financial estimates, significant client assignments, recruiting, attrition and new business solicitation efforts, judicial proceedings, regulatory changes and general economic conditions.



              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF OPERATIONS
                (In thousands, except per share data)
                             (Unaudited)

                                        For the three months ended
                                    ----------------------------------
                                      June 30,   March 31,   June 30,
                                        2003       2003        2002
                                    ----------------------------------
Revenues before reimbursements         $69,882     $64,024    $53,792
Reimbursements                          11,567       9,740      7,223
                                    ----------------------------------
  Total revenues                        81,449      73,764     61,015
Cost of services before reimbursable
 expenses                               39,078      38,434     33,291
Reimbursable expenses                   11,567       9,740      7,223
                                    ----------------------------------
  Cost of services                      50,645      48,174     40,514
Stock-based compensation expense         4,527       1,712      1,254
General and administrative expenses     16,737      15,926     14,659
                                    ----------------------------------
  Earnings before interest, taxes,
   depreciation and amortization
   (EBITDA)                              9,540       7,952      4,588
Depreciation                             1,891       1,701      2,047
Amortization                               495         495        449
                                    ----------------------------------
  Operating income                       7,154       5,756      2,092
Other income (expense), net               (470)        172        135
                                    ----------------------------------
Income before income tax expense         6,684       5,928      2,227
Income tax expense                       2,680       2,422        934
                                    ----------------------------------
  Net income                            $4,004      $3,506     $1,293
                                    ==================================

Net income per diluted share             $0.09       $0.08      $0.03
                                    ==================================

Shares used in computing net income
 per diluted share                      46,550      46,250     41,583
                                    ==================================

% of revenues before reimbursements
------------------------------------
Consulting service expenses before
 reimbursable expenses                    55.9%       60.0%      61.9%
Reimbursable expenses                     16.6%       15.2%      13.4%
General and administrative expenses       24.0%       24.9%      27.3%
EBITDA                                    13.7%       12.4%       8.5%
Operating income                          10.2%        9.0%       3.9%
Net income                                 5.7%        5.5%       2.4%
Total revenues by business segment:
------------------------------------
  Financial & Claims                   $62,384     $56,485    $42,006
  Energy & Water                        19,065      17,279     19,009
                                    ----------------------------------
Total revenues                         $81,449     $73,764    $61,015
                                    ==================================


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF OPERATIONS
                (In thousands, except per share data)
                             (Unaudited)

                                              For the six months ended
                                              ------------------------
                                                 June 30,    June 30,
                                                   2003        2002
                                              ------------------------
Revenues before reimbursements                   $133,906    $107,447
Reimbursements                                     21,307      14,138
                                              ------------------------
  Total revenues                                  155,213     121,585

Cost of services before reimbursable expenses      77,512      65,451
Reimbursable expenses                              21,307      14,138
                                              ------------------------
  Cost of services                                 98,819      79,589
Stock-based compensation expense                    6,239       3,196
General and administrative expenses                32,663      29,033
                                              ------------------------
  Earnings before interest, taxes,
   depreciation and amortization (EBITDA)          17,492       9,767
Depreciation                                        3,592       3,838
Amortization                                          990         787
                                              ------------------------
  Operating income                                 12,910       5,142
Other income (expense), net                          (298)        107
                                              ------------------------
Income before income tax expense                   12,612       5,249
Income tax expense                                  5,102       2,128
  Net income                                       $7,510      $3,121
                                              ========================
Net income per diluted share                        $0.16       $0.08
                                              ========================
Shares used in computing net income per
 diluted share                                     46,400      41,244
                                              ========================

% of revenues before reimbursements:
----------------------------------------------
Consulting service expenses before
 reimbursable expenses                               57.9%       60.9%
Reimbursable expenses                                15.9%       13.2%
General and administrative expenses                  24.4%       27.0%
EBITDA                                               13.1%        9.1%
Operating income                                      9.6%        4.8%
Net income                                            5.6%        2.9%

Total revenues by business segment:
----------------------------------------------
  Financial & Claims                             $118,869     $87,332
  Energy & Water                                   36,344      34,253
                                              ------------------------
Total revenues                                   $155,213    $121,585
                                              ========================


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
       CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
                   (In thousands, except DSO data)
                             (Unaudited)

                              June 30, March 31, December 31, June 30,
Assets                          2003     2003       2002        2002
----------------------------------------------------------------------
Cash and cash equivalents       $7,417    $5,339    $8,109    $16,561
Trade accounts receivable, net  73,671    65,844    61,693     57,128
Prepaid and other assets         7,966    10,766     8,599     11,838
                              ----------------------------------------
  Total current assets          89,054    81,949    78,401     85,527

Property and equipment, net     19,242    18,189    18,124     21,441
Intangible assets, net          97,724    97,908    97,372     54,299
Other non-current assets, net    8,080     6,649     7,307      5,287
                              ----------------------------------------
  Total assets                $214,100  $204,695  $201,204   $166,554
                              ========================================

Liabilities and Stockholders'
 Equity
----------------------------------
Bank borrowings                 $8,500   $13,500    $6,500         $0
Current liabilities             44,738    40,677    45,991     42,751
Other liabilities                4,583     4,592     4,418          0
Stockholders' equity           156,279   145,926   144,295    123,803
                              ----------------------------------------

  Total liabilities and
   stockholders' equity       $214,100  $204,695  $201,204   $166,554
                              ========================================

Selected Data


Days sales outstanding, net
(DSO)(a)                       77 days   77 days   78 days    84 days
                              ========================================

(a) Includes deferred revenue.


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
               SELECTED PRO FORMA OPERATING INFORMATION
                (In thousands, except per share data)
                             (Unaudited)

                            For the three months    For the six months
                                   ended                   ended
                         ---------------------------------------------
                         June 30, March 31, June 30, June 30, June 30,
                           2003     2003      2002     2003     2002
                         ---------------------------------------------

Operating income          $7,154   $5,756    $2,092  $12,910   $5,142

Add back:
-------------------------
Depreciation               1,891    1,701     2,047    3,592    3,838
Amortization                 495      495       449      990      787
                         ---------------------------------------------
Earnings before interest,
 taxes, depreciation and
 amortization (EBITDA)    $9,540   $7,952    $4,588  $17,492   $9,767

Add back:
-------------------------
Stock-based compensation
 expense
-------------------------
Restricted stock / units
 expense                   1,797    1,897       690    3,694    1,380
Variable accounting
 option expense            2,730     (185)      564    2,545    1,816
                         ---------------------------------------------

Pro forma EBITDA         $14,067   $9,664    $5,842  $23,731  $12,963
                         =============================================


Pro forma EBITDA as a
 percentage of revenues
 before reimbursements      20.1%    15.1%     10.9%    17.7%    12.1%
                         =============================================



Net income per diluted
 share                     $0.09    $0.08     $0.03    $0.16    $0.08

Add back:
-------------------------

Impact on diluted EPS of
 stock-based compensation
 expense, net of tax       $0.06    $0.02     $0.02    $0.08    $0.05
                         ---------------------------------------------

Pro forma net income per
 diluted share             $0.15    $0.10     $0.05    $0.24    $0.13
                         =============================================


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
              SUMMARY OF STOCK-BASED COMPENSATION EXPENSE
                             (in millions)
----------------------------------------------------------------------
                                              Actual
                             -----------------------------------------
                             2002  2002  2002  2002   Year  2003  2003
                              Q1    Q2    Q3    Q4    2002   Q1    Q2
                             -----------------------------------------
Stock-based compensation
 expense recognized on
 a fixed, straight-line
 basis over vesting periods

Restricted shares issued
 under VSRP (Note 1)         $0.7  $0.7 ($0.1) $0.5   $1.8  $0.5  $0.5

Restricted shares and
 restricted stock units
 issued under MSPP (Note 2)   N/A   N/A   N/A   0.4    0.4   0.7   0.7


Restricted shares issued
 in exchange for tendered
 options (Note 3)             N/A   N/A   N/A   0.4    0.4   0.6   0.6
                             -----------------------------------------

        Subtotal             $0.7  $0.7 ($0.1) $1.3   $2.6  $1.8  $1.8

Stock-based compensation
 expense (credit) recognized
 on a variable basis:

Stock options issued under
 exchange offer and other
 (Note 4)                     1.0   0.5  (1.1)  0.3    0.7   0.0   1.4

Stock appreciation rights     0.2   0.1  (0.3)  0.1    0.1  (0.1)  1.3
                             -----------------------------------------


Total stock-based
 compensation expense        $1.9  $1.3 ($1.5) $1.7   $3.4  $1.7  $4.5
                             =========================================

                                      Forecasted
                             -----------------------------------------
                             2003  2003  Year  Year  Year
                              Q3    Q4   2003  2004  2005
                             -----------------------------------------
Stock-based compensation
 expense recognized on
 a fixed, straight-line
 basis over vesting periods

Restricted shares issued
 under VSRP (Note 1)         $0.3  $0.0  $1.3  $0.0  $0.0

Restricted shares and
 restricted stock units
 issued under MSPP (Note 2)   0.7   0.7   2.8   2.8   1.8


Restricted shares issued
 in exchange for tendered
 options (Note 3)             0.6   0.3   2.1   0.8   0.5
                             -----------------------------------------

        Subtotal             $1.6  $1.0  $6.2  $3.6  $2.3

Stock-based compensation
 expense (credit) recognized
 on a variable basis:

Stock options issued under
 exchange offer and other
 (Note 4)                     TBD   TBD   TBD   TBD   TBD

Stock appreciation rights     TBD   TBD   TBD   TBD   TBD
                             -----------------------------------------


Total stock-based
 compensation expense         TBD   TBD   TBD   TBD   TBD
                             =========================================

Note 1 - Expense relates to restricted shares granted as a part of the Value Sharing Retention Program (VSRP) initiated in 2000.

Note 2 - Expense relates to restricted shares and restricted share units to be issued in future periods. These shares are a part of the Management Stock Purchase Program (MSPP) initiated in 2002. There are certain business performance events, which are likely to occur in the third quarter of 2002, which would result in accelerating the vesting of a 20% installment of the shares included in the matching provision of the employee agreements.

Note 3 - Expense relates to restricted shares granted under a tender offer in the third quarter of 2002. Pursuant to the offer, employees were given the right to tender options, which had been subject to variable accounting, in exchange for restricted shares, for which the expense is recognized ratably over the vesting periods.

Note 4 - Expense (credit) relates to stock options that were granted in exchange for stock options surrendered by employees in the second and third quarters of 2000, and certain other variable stock-based compensation amounts. The Company records an expense (credit) for the difference between the grant price and the quarter-end stock price. There are currently approximately 346,000 shares (including 200,000 SARs) subject to variable accounting expense. The Company's stock price at June 30, 2003 was $11.85.



    CONTACT: Navigant Consulting, Inc.
             Ben W. Perks, 312-573-5630
             Andrew J. Bosman, 312-573-5631